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Exhibit 10.3

INTERCREDITOR AGREEMENT

        THIS INTERCREDITOR AGREEMENT, dated as of May 19, 2010, is by and between: (i) WILMINGTON TRUST FSB, as Indenture Agent (in such capacity, including any successor thereto in such capacity, the "Indenture Agent"), for the benefit of the holders from time to time of the Indenture Obligations (as defined below), and (ii) KEYBANK NATIONAL ASSOCIATION, as Credit Facility Agent (in such capacity, including any successor thereto in such capacity, the "Credit Facility Agent") for the benefit the holders from time to time of the Credit Facility Claims (as defined below).

W I T N E S S E T H

        WHEREAS, pursuant to the Credit Agreement (as defined below), Kratos Defense & Security Solutions, Inc., a Delaware corporation (the "Company"), and the other Grantors (as defined below) have entered into the Credit Facility Collateral Documents (as defined below) pursuant to which the Company and the other Grantors have granted the Credit Facility Agent a security interest in the Common Collateral (as defined below);

        WHEREAS, in connection with the Indenture, the Company and the other Grantors have entered into the Indenture Collateral Documents (as defined below) pursuant to which the Company and the other Grantors have granted the Indenture Agent a security interest in the Common Collateral; and

        WHEREAS, it is a condition precedent to each of the effectiveness of the Credit Agreement and the issuance of the Notes (as defined below) under the Indenture (as defined below) that the parties hereto enter into this Agreement (as defined below);

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        SECTION 1.    Definitions

        (a)    Certain Definitions.    Unless otherwise defined herein, terms that are defined in the UCC are used herein as so defined. As used in this Agreement, the following terms have the meanings specified below:

        "Accounts" means accounts, as such term as defined in the UCC.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative of the foregoing.

        "Agreement" means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

        "Bankruptcy Law" means Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are required or authorized by law or other governmental action to close.

        "Capitalized Lease Lien" means a Lien on fixed assets securing a Capitalized Lease Obligation, provided that such Lien is limited to the purchase price and only attaches to the property being acquired.

        "Capitalized Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person, (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and (c) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (a) or (b) above.

        "Cash Management Obligations" means, with respect to any Person, all obligations (including fees, expenses and overdrafts and related liabilities) of such Person to any other Person that arise from credit cards, stored value cards, credit card processing services, debit cards, purchase cards (including so called "procurement cards" or "P-cards"), treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

        "Commodity Agreement" means any hedging agreement or other similar agreement or arrangement designed to protect the Company or any "Restricted Subsidiary" (as such term is defined in Exhibit A hereto) of the Company against fluctuations in commodity prices.

        "Common Collateral" means all of the assets of any Grantor, whether now owned or hereafter existing and whether real, personal or mixed.

        "Collateral Agent" means WILMINGTON TRUST FSB and any successor thereto as set forth in the Indenture.

        "Company" has the meaning set forth in the preamble.

        "Credit Agreement" means the Credit and Security Agreement, dated as of May 19, 2010, by and among the Company, the Credit Facility Agent and lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

        "Credit Facility Agent" has the meaning set forth in the preamble.

        "Credit Facility Cash Management Obligations" means any Cash Management Obligations secured by any Common Collateral under the Credit Facility Collateral Documents.

        "Credit Facility Claim Holder" means any holder of a Credit Facility Claim, including the Credit Facility Agent.

        "Credit Facility Claims" means (a) Indebtedness under the Credit Agreement (including Protective Advance Obligations), (b) the Credit Facility Cash Management Obligations and the Credit Facility Hedging Obligations, and (c) all other Obligations of the Company and the other Grantors under the documents relating to Indebtedness described in clauses (a) and (b) above; provided that, notwithstanding the foregoing, the aggregate principal amount of all such Indebtedness (excluding Credit Facility Hedging Obligations and Credit Facility Cash Management Obligations but including the principal amount of all Protective Advance Obligations) that exceeds the Maximum Credit Facility Principal Amount (and any interest thereon) shall not constitute Credit Facility Claims (all such excess principal and interest thereon are referred to herein as "Excess Credit Facility Claims").

        "Credit Facility Collateral Documents" means the Credit Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any Credit Facility Claims or under which rights or remedies with respect to such Liens are governed.

        "Credit Facility Documents" means the Credit Agreement, the Credit Facility Collateral Documents, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a Credit Facility Hedging Obligation or Credit Facility Cash Management Obligation) providing for or evidencing any Obligation under the Credit Agreement or any other Credit Facility Claim, and any other related document or instrument executed or delivered pursuant to any Credit Facility Document at any time or otherwise evidencing any Credit Facility Claims.

        "Credit Facility Hedging Obligations" means, collectively, any Interest Swap Obligations that are permitted to be incurred under clause (4) of the definition of the term "Permitted Indebtedness," Indebtedness under Currency Agreements that are permitted to be incurred under clause (5) of the definition of the term "Permitted Indebtedness" and Indebtedness under Commodity Agreements that are permitted to be incurred under clause (14) of the definition of the term "Permitted Indebtedness," in each case, that are secured by any Credit Facility Priority Collateral under the Credit Facility Collateral Documents pursuant to Liens subject to the Intercreditor Agreement.

        "Credit Facility Liens" means all Liens that secure Credit Facility Claims.

        "Credit Facility Priority Collateral" means all of the Company's and each other Grantor's existing and future (i) accounts, (ii) Receivables, (iii) Inventory, (iv) deposit accounts and all cash, cash equivalents, checks and other instruments on deposit therein or credited thereto, (v) securities accounts and all Investment Property, cash and cash equivalents, (vi) lock boxes and all cash, checks and other instruments on deposit therein or credited thereto, (vii) General Intangibles, (viii) contract rights, instruments, documents, chattel paper (whether tangible or electronic), drafts and acceptances, and all other forms of obligations owing to the Company or such Grantor, and (ix) all supporting obligations (other than with respect to supporting obligations securing or guaranteeing licenses of intellectual property granted to the Company and its Subsidiaries); together with all of the Company's or such Grantor's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by the Company or any Grantor or in which it has an interest), computer programs, tapes, disks and documents and all proceeds and products of the foregoing in whatever form, including: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, and tort claim proceeds. Notwithstanding anything to the contrary in the preceding sentence, (a) trademarks, licenses, trade names, patents, trade secrets, domain names, and copyrights of the Company or any other Grantor, and general intangibles necessary for the operation of the equipment, machinery and motor vehicles (not constituting Inventory), including warranties and operational manuals and similar items, (b) any Capital Stock of any Subsidiary of the Company or any other Grantor (other than a Discontinued Subsidiary), (c) any real property, equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings and fixtures, parts and accessories of the equipment, and all replacements and substitutions therefor or accessions thereto owned by the Company or any other Grantor (provided that, for the avoidance of doubt, this clause (c) does not extend to the foregoing items that constitute Inventory of the Company or any other Grantor, or items held for sale or lease by the Company or any other Grantor), (d) supporting obligations securing or guaranteeing licenses of intellectual property granted to the Company and its Subsidiaries, and (e) the identifiable proceeds of each of the foregoing (including insurance proceeds, eminent domain proceeds and condemnation proceeds for loss of the foregoing) shall not constitute Credit Facility Priority Collateral.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any "Restricted Subsidiary" (as such term is defined in Exhibit A hereto) of the Company against fluctuations in currency values.

        "Customer" means the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Grantor, pursuant to which such Grantor is to deliver any personal property or perform any services.

        "DIP Financing" has the meaning set forth in Section 6.1.

        "Discharge of Credit Facility Claims" means the payment in full in cash of (a) the principal of and interest (including interest accruing on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such proceeding) and premium, if any, on all Indebtedness (including, without limitation, Credit Facility Hedging Obligations and Credit Facility Cash Management Obligations) outstanding under the Credit Facility Documents or, with respect to letters of credit outstanding thereunder, delivery of cash collateral (in an amount of no less than 105% of the undrawn, or drawn and unreimbursed, amount thereof) or backstop letters of credit in respect thereof in compliance with the applicable Credit Facility Documents, in each case after or concurrently with termination of all commitments to extend credit thereunder, and (b) any other Credit Facility Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

        "Discharge of Indenture Obligations" means the earliest to occur of: (A) the payment in full in cash of (a) the principal of and interest (including interest accruing on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such proceeding) and premium, if any, on all Indebtedness outstanding under the Indenture Documents, and (b) any other Indenture Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; (B) the Company's exercise of its legal defeasance option or covenant defeasance option as described in and in accordance with Section 8.01 (Legal Defeasance and Discharge) of the Indenture; and (C) the satisfaction and discharge of the Indenture in accordance with Section 8.02 (Satisfaction and Discharge) thereto.

        "Discontinued Subsidiary" has the meaning ascribed to such term as set forth in Exhibit A hereto.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control (as such term is defined in Exhibit A hereto)) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

        "Equipment" means, as to each Grantor all of such Grantor's equipment (as defined in the UCC), whether now owned or hereafter acquired and wherever located, including all machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Excluded Assets" include:

          (1)   vehicles and other items covered by certificates of title or ownership to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument);

          (2)   leasehold interests in real property with respect to which the Company or any Guarantor is a tenant or subtenant;

          (3)   any asset or property right of any nature if the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of such asset or property right or the loss of use of such asset or property right or (B) a breach, termination or default under any lease, license, contract or agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, to which the Company or Guarantor is party;

          (4)   any asset or property right of any nature to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity)

          (5)   any applications for trademarks or service marks filed in the United States Patent and Trademark Office (the "PTO") pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d);

          (6)   the voting Capital Stock of any Foreign Subsidiary (as such term is defined in Exhibit A hereto) in excess of 65% of all of the outstanding voting Capital Stock of such Foreign Subsidiary;

          (7)   property and assets owned by the Company or any other Grantor that are the subject of Permitted Liens described in clause (6) or (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

          (8)   any Capital Stock or other securities of the Company's Subsidiaries to the extent that the pledge of such securities results in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary for the Company not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any of its Subsidiaries shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause;

          (9)   any Capital Stock of any Discontinued Subsidiary; and

          (10) (i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income Taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Company or any other Grantor, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any Guarantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, and trust accounts, provided, that notwithstanding anything to the contrary in the immediately preceding sentence, no asset described in clause (1) through (10) above (other than clause (8)) shall constitute an "Excluded Asset" if such asset is subject to a Permitted Lien described in clause (18) or (22) of the definition thereof.

        "Excluded Capital Stock" means Capital Stock described in clause (8) of the definition of Excluded Assets.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee; provided, that with respect to any price less than $5.0 million only the good faith determination by the Company's senior management shall be required.

        "General Intangibles" means, as to each Grantor, all of such Grantor's now owned or hereafter acquired (i) general intangibles, including all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Grantor to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables); and (ii) general intangibles, as that term is defined in the UCC.

        "Grantors" means the Company and each Subsidiary of the Company that guarantees any Credit Facility Claims or Indenture Obligations.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Indebtedness" means with respect to any Person, without duplication:

          (1)   all obligations of such Person for borrowed money;

          (2)   all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   all Capitalized Lease Obligations of such Person;

          (4)   all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company's past practice);

          (5)   all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, whether or not then due;

          (6)   guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7)   all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

          (8)   all Interest Swap Obligations and all obligations under Currency Agreements and Commodity Agreements of such Person; and

          (9)   all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        "Indenture" means the Indenture dated as of May 19, 2010, by and among the Company, the other Grantors party thereto, the Trustee and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

        "Indenture Agent" has the meaning set forth in the preamble.

        "Indenture Collateral Documents" means the Indenture Security Agreement, the Indenture Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted by any Grantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed.

        "Indenture Documents" means (a) the Indenture, the Notes, the Indenture Collateral Documents and each of the other agreements, documents or instruments evidencing or governing any Indenture Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Indenture Document described in clause (a) above evidencing or governing any Indenture Obligations thereunder.

        "Indenture Holders" means the Persons holding Indenture Obligations, including the Noteholders, the Trustee and the Indenture Agent.

        "Indenture Liens" means all Liens that secure Indenture Obligations.

        "Indenture Mortgages" means a collective reference to each mortgage, deed of trust, deed to secure debt and any other agreement, document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Indenture Obligations or under which rights or remedies with respect to any such Liens are governed.

        "Indenture Obligations" means all Obligations of the Grantors under the Indenture Documents. Notwithstanding the foregoing, if the aggregate principal amount of the Notes exceeds $225,000,000, then all such principal amounts in excess thereof (and any interest thereon) shall not constitute Indenture Obligations and shall be referred to herein as "Excess Indenture Obligations".

        "Indenture Priority Collateral" means all existing and future property and assets owned by the Company and each other Grantor (other than Excluded Assets (as defined below) and the Credit Facility Priority Collateral). The Indenture Priority Collateral shall include, but will not be limited to, (i) the Company's and each other Grantor's real property, equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings and fixtures, parts and accessories of the equipment, and all replacements and substitutions therefor or accessions thereto (provided that, for the avoidance of doubt, this clause (i) does not extend to the foregoing items that constitute Inventory of the Company or any other Grantor, or items held for sale or lease by the Company or any other Grantor that in each case shall constitute Credit Facility Priority Collateral), (ii) the Company's and each other Grantor's trademarks, licenses, trade names, patents, trade secrets, domain names and copyrights, (iii) general intangibles necessary for the operation of the equipment, machinery and motor vehicles (not constituting Inventory), including warranties and operational manuals and similar items, (iv) Capital Stock of each Subsidiary (other than any Discontinued Subsidiary) owned by the Company or any such Grantor, (v) supporting obligations securing or guaranteeing licenses of intellectual property granted to the Company or any such Grantor, and (vi) all identifiable proceeds of each of the foregoing (including insurance proceeds, eminent domain proceeds and condemnation proceeds for loss of the foregoing).

        "Indenture Security Agreement" means the Security Agreement, dated as of May 19, 2010, among the Company, the other Grantors and the Indenture Agent.

        "Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

        "Intellectual Property" means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, patents, patent applications, copyrights, licenses, trademarks, trade names, trade secrets, mask work, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Inventory" means, as to each Grantor all of such Grantor's now owned or hereafter acquired inventory (as defined in the UCC) including goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Grantor's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them; and (ii) inventory, as such term is defined in the UCC.

        "Investment Property" means, as to each Grantor, all of such Grantor's now owned or hereafter acquired investment property (as defined in the UCC) including securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Maximum Credit Facility Principal Amount" means the sum of (i) the maximum aggregate principal amount of Indebtedness that is permitted to be incurred by the Company or any Grantor pursuant to clause (2) of the definition of the Permitted Indebtedness; plus (ii) the maximum aggregate principal amount of Indebtedness that is permitted to be incurred by the Company or any Grantor pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the covenant titled Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock, as set forth in Exhibit A hereto; plus (iii) the maximum aggregate principal amount of Indebtedness that is permitted to be incurred by the Company or any Grantor pursuant to clause (15) of the definition of Permitted Indebtedness; provided that, in the case of each of such clauses (ii) and (iii), is permitted to be secured by a Lien permitted pursuant to clause (22) of the definition of Permitted Lien.

        "Noteholders" means the Persons holding Notes (as such term is defined in Exhibit A hereto) from time to time.

        "Notes" means (a) the    % Senior Secured Notes due 2017 issued by the Company, and (b) any notes issued in exchange or replacement therefor pursuant to the Indenture.

        "Obligations" means any and all (a) obligations with respect to the payment of any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness under any of the Credit Facility Documents or any of the Indenture Documents, as applicable, and any reimbursement obligation in respect of any letter of credit, (b) obligations with respect to the payment of any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit and any other obligations, and (d) any Credit Facility Cash Management Obligations, Protective Advance Obligations and Credit Facility Hedging Obligations.

        "Permitted Indebtedness" has the meaning ascribed to such term as set forth in Exhibit A hereto.

        "Permitted Lien" has the meaning ascribed to such term as set forth in Exhibit A hereto.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Pledged Collateral" means any Common Collateral the possession or control of which is necessary to perfect or enhance the priority of a Lien thereon under the Uniform Commercial Code.

        "Protective Advance Obligations" means all obligations of the Company and any other Grantors with respect to the repayment of protective advances and expenses incurred by the Credit Facility Agent and the Lenders to maintain, protect or preserve the Common Collateral, or the rights of the Credit Facility Agent and the Lenders under the Credit Facility Documents, and to enhance the likelihood of, or to maximize the amount of, repayment of the Credit Facility Claims or Indenture Obligations.

        "Purchase Money Lien" means a Lien of a Credit Facility Claim Holder on property and equipment of the Company or any other Grantor that secures Indebtedness of the Company or such Grantor to such Credit Facility Claim Holder as part of a financing (including pursuant to a sale and leaseback transaction) by such Credit Facility Claim Holder (so long as such financing does not involve any Credit Facility Claims) for all or any part of the purchase price, or the cost of installation, construction or improvement, of such property and equipment, provided that such Lien is limited to the purchase price, only attaches to the property being acquired and is perfected within 20 days of the acquisition of such property.

        "Receivables" means, as to each Grantor, all of such Grantor's accounts, contract rights, instruments (including those evidencing indebtedness owed to such Grantor by its Affiliates),

documents, chattel paper (including electronic chattel paper), General Intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Grantor arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created.

        "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Trustee" has the meaning ascribed to such term as set forth in Exhibit A hereto.

        "Uniform Commercial Code" and "UCC" mean the Uniform Commercial Code as from time to time in effect in the State of New York.

        (b)    Terms Generally.    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". The word "from" shall be construed to have the same meaning as "from and including". Each of the words "to" and "until" shall be construed to have the same meaning as "to but excluding". The word "through" shall be construed to have the same meaning as "to and including". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) any reference herein to the Company or any other Grantor shall be construed to include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor, as the case may be, in any Insolvency or Liquidation Proceeding, (iv) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Sections shall be construed to refer to Sections of this Agreement, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

        (c)    Headings.    The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

        SECTION 2.    Lien Priorities

          2.1    Subordination

          (a)   Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Indenture Agent or the Indenture Holders on the Credit Facility Priority Collateral or of any Liens granted to the Credit Facility Agent or the Credit Facility Claim Holders on the Credit Facility Priority Collateral and notwithstanding any provision of the UCC or any other applicable law or the Indenture Documents or the Credit Facility Documents or any other circumstance whatsoever, the Indenture Agent, on behalf of itself and the Indenture Holders, hereby agrees that, so long as the Discharge of Credit Facility Claims has not occurred: (a) any Lien on the Credit Facility Priority Collateral now or hereafter held by or on behalf of the Credit Facility Agent or any Credit Facility Claim Holders or any agent or trustee therefor securing any Credit Facility Claims, shall be senior in all respects and prior to any Lien thereon that secures any of the Indenture Obligations; and (b) any Lien on such Credit Facility Priority Collateral now or hereafter held by or on behalf of the Indenture Agent or any Indenture Holders or any agent or trustee therefor securing any Indenture Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens thereon that secures any Credit Facility Claims.

          (b)   Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Credit Facility Agent or the Credit Facility Claim Holders on the Indenture Priority Collateral or of any Liens granted to the Indenture Agent or the Indenture Holders on the Indenture Priority Collateral and notwithstanding any provision of the UCC or any other applicable law or the Credit Facility Documents or the Indenture Documents or any other circumstance whatsoever, the Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, hereby agrees that, so long as the Discharge of Indenture Obligations has not occurred: (a) any Lien on the Indenture Priority Collateral now or hereafter held by or on behalf of the Indenture Agent or any Indenture Holders or any agent or trustee therefor securing any Indenture Obligations, shall be senior in all respects and prior to any Lien thereon that secures any of the Credit Facility Claims; and (b) any Lien on such Indenture Priority Collateral now or hereafter held by or on behalf of the Credit Facility Agent or any Credit Facility Claim Holders or any agent or trustee therefor securing any Credit Facility Claims, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens thereon that secures any Indenture Obligations.

          (c)   For the avoidance of doubt, any Capitalized Lease Lien or Purchase Money Lien granted by a Grantor to a Credit Facility Claim Holder (so long as such Lien does not secure any Credit Facility Claims) shall have priority over the Liens that secure the Indenture Obligations and the Credit Facility Claims, and shall not otherwise be subject to the terms of this Agreement, but this Section is not intended to amend, modify, waive or otherwise affect any covenant contained in the Indenture limiting the ability of the Grantors to incur any Indebtedness or to create any Liens.

          2.2    Prohibition on Contesting Liens

          The Indenture Agent, for itself and on behalf of each Indenture Holder, and the Credit Facility Agent, for itself and on behalf of each Credit Facility Claim Holder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection or enforceability of a Lien held by or on behalf of any of the Credit Facility Claim Holders in the Common Collateral or by or on behalf of any of the Indenture Holders in the Common Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of: (a) the Credit Facility Agent or any Credit Facility Claim Holder to enforce this Agreement, including the priority of the Liens securing the Credit Facility Claims as provided in Section 2.1(a); or (b) the Indenture Agent or any Indenture Holder to enforce this Agreement, including the priority of the Liens securing the Indenture Obligations as provided in Section 2.1(b).

          2.3    New Liens

          (a)   The Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, agrees that, so long as the Discharge of Indenture Obligations has not occurred, it shall not obtain a Lien on any asset or property of any Grantor unless the Company or the Credit Facility Agent shall have provided the Indenture Agent with prior or substantially contemporaneous written notice thereof .

          (b)   The Indenture Agent, on behalf of itself and the Indenture Holders, agrees that, so long as the Discharge of Credit Facility Claims has not occurred, it shall not obtain a Lien on any asset or property of any Grantor unless the Company or the Indenture Agent shall have provided the Credit Facility Agent with prior or substantially contemporaneous written notice thereof.

          (c)   To the extent the provisions in Section 2.3(a) and 2.3(b) are not complied with for any reason, without limiting any other right or remedy available to the Credit Facility Agent or the Indenture Agent, as applicable, the Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, and the Indenture Agent, on behalf of itself and the Indenture Holders, agree that any amounts received by or distributed to any of the Credit Facility Claim Holders or the Indenture Holders pursuant to or as a result of any Lien granted in contravention of this Section 2.3 shall be subject to Section 4.1.

          2.4    Perfection of Liens

          None of the Credit Facility Claim Holders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Indenture Holders. None of the Indenture Holders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Credit Facility Claim Holders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Credit Facility Claim Holders and the Indenture Holders and shall not impose on the Credit Facility Claim Holders or the Indenture Holders or any agent or trustee therefor, any obligations in respect of the disposition of proceeds of any Common Collateral that would conflict with the prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

        SECTION 3.    Enforcement

          3.1    Exercise of Remedies in Respect of Credit Facility Priority Collateral

          (a)   So long as the Discharge of Credit Facility Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) the Indenture Agent and the Indenture Holders will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Credit Facility Priority Collateral that secures any Indenture Obligations, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by the Credit Facility Agent or any Credit Facility Claim Holder, exercise any right under any Indenture Document or any lockbox agreement, control agreement, blocked account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Indenture Agent or any Indenture Holder is a party relating to any Credit Facility Priority Collateral, or exercise any other rights or remedies relating to the Credit Facility Priority Collateral under the Credit Facility Documents or otherwise, or object to the forbearance by the Credit Facility Claim Holders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Credit Facility Priority Collateral, and (ii) the Credit Facility Agent and the Credit Facility Claim Holders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Credit Facility Priority Collateral without any consultation with or the consent of the Indenture Agent or any Indenture Holder; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Indenture Agent may file a proof of claim or statement of interest with respect to the Indenture Obligations, subject to the limitations contained in this Agreement, (B) the Indenture Agent may take any action (not adverse to the prior Liens on the Credit Facility Priority Collateral that secure the Indenture Obligations, or the rights of the Credit Facility Agent or the Credit Facility Claim Holders to exercise remedies in respect thereof) in order to preserve or protect its Lien on such Credit Facility Priority Collateral so long as such action is consistent with the terms and limitations on the Indenture Agent and the Indenture Holders imposed by this Agreement, and (C) the Indenture Agent may take any action to foreclose upon any such Credit Facility Priority Collateral so long as (1) 180 days have elapsed from the date that the Indenture Agent shall have given written notice to the Credit Facility Agent of the occurrence of an Event of Default under and as defined in the Indenture Documents, (2) the Credit Facility Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against such Credit Facility Priority Collateral at the end of such 180-day period, and (3) the proceeds received by the Indenture Agent or any Indenture Holder in connection with such foreclosure action by the Indenture Agent is applied pursuant to Section 4.1; provided further that, to the extent the Credit Facility Claim Holders are stayed or otherwise prohibited by law from exercising such rights or remedies in respect of the relevant Credit Facility Priority Collateral during such 180-day period, then the foregoing 180-day period shall be automatically extended by the number of days of such stay or prohibition. In exercising rights and remedies with respect to the Credit Facility Priority Collateral, the Credit Facility Agent and the Credit Facility Claim Holders may enforce the provisions of the Credit Facility Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Credit Facility Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code and under the comparable law of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

          (b)   The Indenture Agent, on behalf of itself and the Indenture Holders, agrees that it will not take or receive, directly or indirectly, in cash or other property or by setoff, counterclaim or in any other manner (whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise), any Credit Facility Priority Collateral that secures any Indenture Obligations or any proceeds of such Credit Facility Priority Collateral, in each case (i) in connection with the exercise of any right or remedy (including set-off) with respect to any such Credit Facility Priority Collateral (or in respect of any such Credit Facility Priority Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor), or (ii) in the event that the Company or any other Grantor is liquidating Credit Facility Priority Collateral not in the ordinary course of business and the Indenture Agent or the Indenture Holders receive the proceeds thereof (other than proceeds received from the Company as payment of regularly scheduled interest on the Notes); unless and until the Discharge of Credit Facility Claims has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Credit Facility Claims has occurred, except as expressly provided in the proviso to the first sentence of Section 3.1(a) above, the sole right of the Indenture Agent and the Indenture Holders with respect to such Credit Facility Priority Collateral is to hold a Lien on such Credit Facility Priority Collateral pursuant to the Indenture Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Credit Facility Claims has occurred.

          (c)   Subject to the proviso to the first sentence of Section 3.1(a) above and without limiting the effect of other provisions of this Agreement, (i) the Indenture Agent, for itself and on behalf of the Indenture Holders, agrees that the Indenture Agent and the Indenture Holders will not take any action that would hinder any exercise of remedies undertaken by the Credit Facility Agent under the Credit Facility Documents with respect to the Credit Facility Priority Collateral, including any sale, lease, exchange, transfer or other disposition of the Credit Facility Priority Collateral, whether by foreclosure or otherwise, and (ii) the Indenture Agent, for itself and on behalf of the Indenture Holders, hereby waives any and all rights it or the Indenture Holders may have as a junior lien creditor to object to the manner in which the Credit Facility Agent or the Credit Facility Claim Holders seek to enforce or collect the Credit Facility Claims or the Liens granted in any Credit Facility Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Credit Facility Agent or Credit Facility Claim Holders is adverse to the interest of the Indenture Holders.

          (d)   The Indenture Agent, on behalf of itself and the Indenture Holders, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Indenture Document shall be deemed to restrict in any way the rights and remedies of the Credit Facility Agent or the Credit Facility Claim Holders with respect to the Credit Facility Priority Collateral as set forth in this Agreement and the Credit Facility Documents.

          3.2   Exercise of Remedies in Respect of Indenture Priority Collateral

          (a)   So long as the Discharge of Indenture Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) the Credit Facility Agent and the Credit Facility Claim Holders will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Indenture Priority Collateral that secures any Credit Facility Claims, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by the Indenture Agent or any Indenture Holder, exercise any right under any Credit Facility Document or any lockbox agreement, control agreement, blocked account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Credit Facility Agent or any Credit Facility Claim Holder is a party relating to any Indenture Priority Collateral, or exercise any rights or remedies relating to the Indenture Priority Collateral under the Indenture Documents or otherwise, or object to the forbearance by the Indenture Holders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Indenture Priority Collateral, and (ii) subject to subsections (f), (g) and (h) below, the Indenture Agent and the Indenture Holders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Indenture Priority Collateral without any consultation with or the consent of the Credit Facility Agent or any Credit Facility Claim Holder; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Credit Facility Agent may file a proof of claim or statement of interest with respect to the Credit Facility Claims, subject to the limitations contained in this Agreement, (B) the Credit Facility Agent may take any action (not adverse to the prior Liens on the Indenture Priority Collateral that secure the Credit Facility Claims, or the rights of the Indenture Agent or the Indenture Holders to exercise remedies in respect thereof) in order to preserve or protect its Lien on such Indenture Priority Collateral so long as such action is consistent with the terms and limitations on the Credit Facility Agent and the Credit Facility Claim Holders imposed by this Agreement, and (C) the Credit Facility Agent may take any action to foreclose upon any such Indenture Priority Collateral so long as (1) 270 days have elapsed from the date that the Credit Facility Agent shall have given written notice to the Indenture Agent of the occurrence of an Event of Default under and as defined in the Credit Facility Documents (and so long as at the time such notice is given an Event of Default under and as defined in the Indenture Documents shall have occurred and be continuing), (2) the Indenture Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against such Indenture Priority Collateral at the end of such 270-day period, and (3) the proceeds received by the Credit Facility Agent or any Credit Facility Claim Holder in connection with such foreclosure action by the Credit Facility Agent is applied pursuant to Section 4.1; provided further that, to the extent the Indenture Holders are stayed or otherwise prohibited by law from exercising such rights or remedies in respect of the relevant Indenture Priority Collateral during such 270-day period, then the foregoing 270-day period shall be automatically extended by the number of days of such stay or prohibition. In exercising rights and remedies with respect to the Indenture Priority Collateral, the Indenture Agent and the Indenture Holders may enforce the provisions of the Indenture Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Indenture Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code and under the comparable law of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

          (b)   The Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, agrees that it will not take or receive, directly or indirectly, in cash or other property or by setoff, counterclaim or in any other manner (whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise), any Indenture Priority Collateral that secures any Credit Facility Claims or any proceeds of such Indenture Priority Collateral, in each case in (i) connection with the exercise of any right or remedy (including set-off) with respect to any such Indenture Priority Collateral (or in respect of any such Indenture Priority Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor), or (ii) in the event that the Company or any other Grantor is liquidating Indenture Priority Collateral not in the ordinary course of business and the Credit Facility Agent or the Credit Facility Claim Holders receive the proceeds thereof (other than proceeds received from the Company as payment of regularly scheduled interest on the Credit Facility Claims); unless and until the Discharge of Indenture Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Indenture Obligations has occurred, except as expressly provided in the proviso to the first sentence of Section 3.2(a) above, the sole right of the Credit Facility Agent and the Credit Facility Claim Holders with respect to such Indenture Priority Collateral is to hold a Lien on such Indenture Priority Collateral pursuant to the Credit Facility Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Indenture Obligations has occurred.

          (c)   Subject to the proviso to the first sentence of Section 3.2(a) above and without limiting the effect of other provisions of this Agreement, (i) the Credit Facility Agent, for itself and on behalf of the Credit Facility Claim Holders, agrees that the Credit Facility Agent and the Credit Facility Claim Holders will not take any action that would hinder any exercise of remedies undertaken by Indenture Agent under the Indenture Documents with respect to the Indenture Priority Collateral, including any sale, lease, exchange, transfer or other disposition of the Indenture Priority Collateral, whether by foreclosure or otherwise, and (ii) the Credit Facility Agent, for itself and on behalf of the Credit Facility Claim Holders, hereby waives any and all rights it or the Credit Facility Claim Holders may have as a junior lien creditor to object to the manner in which the Indenture Agent or the Indenture Holders seek to enforce or collect the Indenture Obligations or the Liens granted in any Indenture Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Indenture Agent or Indenture Holders is adverse to the interest of the Credit Facility Claim Holders.

          (d)   The Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Credit Facility Document shall be deemed to restrict in any way the rights and remedies of the Indenture Agent or the Indenture Holders with respect to the Indenture Priority Collateral as set forth in this Agreement and the Indenture Documents.

          (e)   If the Indenture Agent or a purchaser at a foreclosure sale conducted in foreclosure of any Lien held by the Indenture Agent takes actual possession of any documentation of the Company or any other Grantor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Indenture Agent or the foreclosure purchaser) that does not constitute Indenture Priority Collateral, then Indenture Agent or such foreclosure purchaser shall promptly deliver to the Credit Facility Agent all of such documentation that does not constitute Indenture Priority Collateral.

          (f)    The Indenture Agent hereby consents to allow the Credit Facility Agent and its officers, employees and agents reasonable and non-exclusive access to and use of any real property, equipment and fixtures of any Grantor, for a period not exceeding 180 days; provided, that, to the extent the Credit Facility Agent is stayed or otherwise prohibited by law from exercising such rights or remedies in respect of the relevant Credit Facility Priority Collateral during such 180-day period, then the foregoing 180-day period shall be automatically extended by the number of days of such stay or prohibition (the "Processing and Sale Period"), as necessary or reasonably appropriate to remove or sell, in any lawful manner, any Credit Facility Priority Collateral, subject to the following conditions and limitations:

              (i)  The Processing and Sale Period shall commence on the date that the Indenture Agent shall have given the Credit Facility Agent notice of the occurrence of an Event of Default and the Indenture Agent's intention to commence its exercise of remedies subject to the terms of this Agreement under and as defined in the Indenture and shall terminate on the earlier to occur of (A) the day which is 180 days (as may be extended as provided in Section 3.2(f) above) thereafter, and (B) the Discharge of Credit Facility Claims.

             (ii)  Each of the Indenture Agent and foreclosure purchaser shall be entitled, as a condition of permitting such access and use, to receive written confirmation from the Credit Facility Agent that:

              (A)  the access or use requested by the Credit Facility Agent is not prohibited by law; and

              (B)  the Indenture Agent, the Indenture Holders and such foreclosure purchaser are adequately insured at no cost to them for damage to property and liability to Persons, including property and liability insurance.

          (g)   The Indenture Agent and such foreclosure purchaser shall: (i) provide reasonable cooperation to the Credit Facility Agent and its officers, employees and agents, in connection with the removal and sale of any Credit Facility Priority Collateral by the Credit Facility Agent and its officers, employees and agents, as provided in Sections 3.2(e) and 3.2(f) above; and (ii) be entitled to receive, from the Credit Facility Agent, fair compensation and reimbursement for their reasonable out-of-pocket costs and expenses incurred in connection with such cooperation. The Indenture Agent and such foreclosure purchaser (or its transferee or successor) shall not otherwise be contractually required to remove, insure, protect, store, safeguard, sell or deliver any Credit Facility Priority Collateral or to provide any support, assistance or cooperation to the Credit Facility Agent in respect thereof.

          (h)   Notwithstanding anything to the contrary in this Agreement, so long as the Discharge of Credit Facility Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Indenture Agent and the Indenture Holders will not foreclose upon or otherwise sell or dispose of any of the Indenture Priority Collateral or institute any action or proceeding with respect thereto (including any action of foreclosure) until after a period of 180 days, such period commencing from the date that the Indenture Agent shall have given written notice to the Credit Facility Agent of the occurrence of an Event of Default under and as defined in the Indenture Documents and the Indenture Agent's intention to commence its exercise of remedies subject to the terms of this Agreement; provided, however, that this clause (h) shall not be construed to limit the right of the Indenture Agent or the

  Indenture Holders to (i) file a proof of claim or statement of interest with respect to the Indenture Obligations, subject to the limitations contained in this Agreement, in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, (ii) take any action in order to preserve or protect their Lien on the Indenture Priority Collateral, or (iii) prepare for, or commence marketing activities for, the foreclosure, sale or other disposition of the Indenture Priority Collateral.

          (i)    The Indenture Agent hereby consents (given without any representation, warranty or obligation whatsoever) to the grant by the Company or any other Grantor to the Credit Facility Agent of a non-exclusive royalty-free license to use any patents, licenses, trade names, trade secrets, domain names, trademarks, copyrights, any licenses relating thereto and proprietary information and books and records of the Company or such other Grantor, as the case may be, that is subject to a consensual Lien held by the Indenture Agent, in connection with the enforcement of any consensual Lien held by the Credit Facility Agent upon any Inventory of the Company or such other Grantor or the collection of accounts or performance of contracts of the Company or such Grantor, as the case may be, and to the extent the use of such patents, licenses, trade names, trade secrets, domain names, trademarks, copyrights, any licenses relating thereto and proprietary information and books and records is necessary or appropriate, in the commercially reasonable opinion of the Credit Facility Agent, to manufacture, produce, complete, remove or sell any such Inventory in any lawful manner, or to collect Accounts or perform contracts of the Company or such Grantor. The consent so delivered by the Indenture Agent shall be binding on its successors and assigns, including a purchaser of the patents, licenses, trade names, trade secrets, domain names, trademarks, copyrights, any licenses relating thereto and proprietary information and books and records subject to such license at a foreclosure sale conducted in foreclosure of any Lien held by the Indenture Agent. Nothing herein or in any other document shall entitle the Credit Facility Agent to take possession of any trademarks, licenses, trade names, patents, trade secrets, domain names and copyrights, prior to the occurrence of the Discharge of Indenture Obligations and subject to the other provisions of this Agreement.

          3.3    Cooperation

          (a)   Subject to the proviso to the first sentence of Section 3.1(a) above, the Indenture Agent, on behalf of itself and the Indenture Holders, agrees that, unless and until the Discharge of Credit Facility Claims has occurred, it will not commence, or join with any Person (other than the Credit Facility Claim Holders and the Credit Facility Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in any Credit Facility Priority Collateral under any of the Indenture Documents or otherwise.

          (b)   Subject to the proviso to the first sentence of Section 3.2(a) above, the Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, agrees that, unless and until the Discharge of Indenture Obligations has occurred, it will not commence, or join with any Person (other than the Indenture Holders and the Indenture Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in any Indenture Priority Collateral under any of the Credit Facility Documents or otherwise.

        SECTION 4.    Payments

          4.1    Application of Proceeds

          (a)   So long as the Discharge of Credit Facility Claims has not occurred, the Credit Facility Priority Collateral or proceeds thereof (or amounts in respect thereof) received in connection with the sale or other disposition of, or collection on, such Credit Facility Priority Collateral upon the exercise of remedies (or in respect of any Credit Facility Priority Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor), shall be applied:

              (i)  first, to the payment of (A) the costs and expenses incurred by the Credit Facility Agent in connection with the Credit Agreement or the costs and expenses otherwise payable under the Credit Agreement, and (B) the costs and expenses specifically incurred by the Indenture Agent in connection with such sale or other disposition or collection relating to such Credit Facility Priority Collateral by the Indenture Agent on the Credit Facility Priority Collateral that is permitted pursuant to Section 3.1 hereof, until all such costs and expenses as set forth in clauses (A) and (B) hereof shall have been paid in full in cash; provided that, notwithstanding anything in this clause to the contrary, in no event shall proceeds of Credit Facility Priority Collateral collected prior to the commencement of a sale, disposition or collection by the Indenture Agent, be used to pay (x) costs and expenses of the Indenture Agent pursuant to this clause, or (y) costs and expenses incurred prior to such date of commencement;

             (ii)  second, by the Credit Facility Agent to the Credit Facility Claims in such order as specified in the relevant Credit Facility Documents (or, if an order is not specified in the Credit Facility Documents, in such order determined by the Credit Facility Agent in its sole discretion) until the Discharge of Credit Facility Claims has occurred;

            (iii)  third; by the Indenture Agent to the Indenture Obligations in such order as specified in the Indenture until all Indenture Obligations have been paid in full in cash;

            (iv)  fourth, by the Credit Facility Agent and the Indenture Agent to the Excess Credit Facility Claims and the Excess Indenture Obligations on a pro rata basis; and

             (v)  fifth, to the applicable Grantor, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          (b)   As long as the Discharge of Indenture Obligations has not occurred, the Indenture Priority Collateral or proceeds thereof (or amounts in respect thereof) received in connection with the sale or other disposition of, or collection on, such Indenture Priority Collateral upon the exercise of remedies (or in respect of any Indenture Priority Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor), shall be applied:

              (i)  first, to the payment of (A) the costs and expenses incurred by the Indenture Agent in connection with the Indenture Documents or the costs and expenses otherwise payable under the Indenture Documents, and (B) the costs and expenses specifically incurred by the Credit Facility Agent in connection with such sale or other disposition or collection relating to such Indenture Priority Collateral by the Credit Facility Agent on the Indenture Priority Collateral that is permitted pursuant to Section 3.2 hereof, until all such costs and expenses as set forth in clauses (A) and (B) hereof shall have been paid in full in cash; provided that, notwithstanding anything in this clause to the contrary, in no event shall proceeds of Indenture Priority Collateral collected prior to the commencement of a sale, disposition or collection by the Credit Facility Agent, be used to pay (x) costs and expenses of the Credit

    Facility Agent pursuant to this clause, or (y) costs and expenses incurred prior to such date of commencement;

             (ii)  second, by the Indenture Agent to the Indenture Obligations in such order as specified in the Indenture until all Indenture Obligations have been paid in full in cash;

            (iii)  third; by the Credit Facility Agent to the Credit Facility Claims in such order as specified in the relevant Credit Facility Documents (or, if an order is not specified in the Credit Facility Documents, in such order determined by the Credit Facility Agent in its sole discretion) until the Discharge of Credit Facility Claims has occurred;

            (iv)  fourth, by the Credit Facility Agent and the Indenture Agent to the Excess Credit Facility Claims and the Excess Indenture Obligations on a pro rata basis; and

             (v)  fifth, to the applicable Grantor, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          4.2    Payments Over

          (a)   Any Credit Facility Priority Collateral or proceeds thereof (or amounts in respect thereof) received by the Indenture Agent or any Indenture Holder in connection with the exercise of any right or remedy (including set-off) relating to the Credit Facility Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Credit Facility Agent for the benefit of the Credit Facility Claim Holders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Credit Facility Agent is hereby authorized to make any such endorsements as agent for the Indenture Agent or any such Indenture Holder. This authorization is coupled with an interest and is irrevocable.

          (b)   Any Indenture Priority Collateral or proceeds thereof (or amounts in respect thereof) received by the Credit Facility Agent or any Credit Facility Claim Holder in connection with the exercise of any right or remedy (including set-off) relating to the Indenture Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Indenture Agent for the benefit of the Indenture Holders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Indenture Agent is hereby authorized to make any such endorsements as agent for the Credit Facility Agent or any such Credit Facility Claim Holder. This authorization is coupled with an interest and is irrevocable.

          4.3    Revolving Nature of Certain Credit Facility Claims

          The Credit Facility Agent may apply any and all of the proceeds of the Common Collateral consisting of accounts receivable, other rights to payment or cash in accordance with the provisions of the Credit Agreement, subject to the provisions of this Agreement. The Indenture Agent, for and on behalf of itself and the Indenture Holders, expressly acknowledges and agrees that any such application of the proceeds of accounts receivable, other rights to payment or cash may be applied, reversed, reapplied, credited or reborrowed, in whole or in part, as Credit Facility Claims without reducing the Maximum Credit Agreement Principal Amount. The Indenture Agent, for and on behalf of itself and the Indenture Holders, further acknowledges that certain Credit Facility Claims are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of such Credit Facility Claims may be modified, extended or amended from time to time, and that the aggregate amount of such Credit Facility Claims may be increased, replaced or refinanced from time to time, subject to the Maximum Credit Agreement Principal Amount. The lien priorities provided in this Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the Obligations under the Credit Agreement.

        SECTION 5.    Other Agreements

          5.1    Releases

          (a)   Releases in Respect of Credit Facility Priority Collateral.

              (i)  If in connection with:

              (A)  the exercise of the Credit Facility Agent's remedies in respect of the Credit Facility Priority Collateral provided for in Section 3.1(a), including any sale, lease, exchange, transfer or other disposition of any such Credit Facility Priority Collateral; or

              (B)  any sale, lease, exchange, transfer or other disposition of any Credit Facility Priority Collateral permitted under the terms of the Credit Facility Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) and permitted or not prohibited under Section 4.11 (Limitation on Asset Sales) of the Indenture (as in effect on the date hereof), the Credit Facility Agent, for itself or on behalf of any of the Credit Facility Claim Holders, releases (or indicates that it will release) any of its Liens on any part of the Credit Facility Priority Collateral, the Indenture Agent, for itself or for the benefit of the Indenture Holders, hereby agrees, at the Company's expense, to promptly execute and deliver to the Credit Facility Agent or the Company such termination statements, releases and other documents as the Credit Facility Agent or the Company may reasonably request to effect such release.

             (ii)  The Indenture Agent, for itself and on behalf of the Indenture Holders, hereby irrevocably constitutes and appoints the Credit Facility Agent and any officer or agent of the Credit Facility Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Indenture Agent or such holder or in the Credit Facility Agent's own name, from time to time in the Credit Facility Agent's discretion, for the purpose of carrying out the terms of this Section 5.1(a) in connection with the exercise of remedies by the Credit Facility Agent as set forth in subpart (i)(A) above, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable, including any termination statements, endorsements or other instruments of transfer or release.

          (b)   Releases in Respect of Indenture Priority Collateral.

              (i)  If in connection with:

              (A)  the exercise of the Indenture Agent's remedies in respect of the Indenture Priority Collateral provided for in Section 3.1(b), including any sale, lease, exchange, transfer or other disposition of any such Indenture Priority Collateral; or

              (B)  any sale, lease, exchange, transfer or other disposition of any Indenture Priority Collateral permitted under the terms of the Indenture Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) and permitted or not prohibited under Section 5.12 (Merger and Sale of Assets) of the Credit Agreement (as in effect on the date hereof), the Indenture Agent, for itself or on behalf of any of the Indenture Holders, releases (or indicates that it will release) any of its Liens on any part of the Indenture Priority Collateral, the Credit Facility Agent, for itself or for the benefit of the Credit Facility Claim Holders, hereby agrees, at the Company's expense, to promptly execute and deliver to the Indenture Agent or the Company such termination statements, releases and other documents as the Indenture Agent or the Company may reasonably request to effect such release.

             (ii)  The Credit Facility Agent, for itself and on behalf of the Credit Facility Claim Holders, hereby irrevocably constitutes and appoints the Indenture Agent and any officer or agent of the Indenture Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Credit Facility Agent or such holder or in the Indenture Agent's own name, from time to time in the Indenture Agent's discretion, for the purpose of carrying out the terms of this Section 5.1(b) in connection with the exercise of remedies by the Indenture Agent as set forth in subpart (i)(A) above, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable, including any termination statements, endorsements or other instruments of transfer or release.

          5.2    Insurance

          (a)   Unless and until the Discharge of Credit Facility Claims has occurred, the Credit Facility Agent and the Credit Facility Claim Holders shall have the sole and exclusive right under the Credit Facility Documents, to the extent such a right is granted in the Credit Facility Documents, to adjust settlement for any insurance policy covering the Credit Facility Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding relating to the Credit Facility Priority Collateral. Unless and until the Discharge of Credit Facility Claims has occurred, all proceeds of any such policy and any such award if in respect to the Credit Facility Priority Collateral shall be applied in accordance with Section 4.1 and thereafter as determined appropriate by the Credit Facility Agent, in its reasonable discretion. If the Indenture Agent or any Indenture Holder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Credit Facility Agent in accordance with the terms of Section 4.2.

          (b)   Unless and until the Discharge of Indenture Obligations has occurred, the Indenture Agent and the Indenture Holders shall have the sole and exclusive right under the Indenture Documents, to the extent such a right is granted in the Indenture Documents, to adjust settlement for any insurance policy covering the Indenture Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding relating to the Indenture Priority Collateral. Unless and until the Discharge of Indenture Obligations has occurred, all proceeds of any such policy and any such award if in respect to the Indenture Priority Collateral shall be applied in accordance with Section 4.1 and thereafter as determined appropriate by the Indenture Agent, in its reasonable discretion. If the Credit Facility Agent or any Credit Facility Claim Holder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Indenture Agent in accordance with the terms of Section 4.2.

          5.3    Legends

          (a)   The Indenture Agent agrees that the Indenture and each Note shall include the following language (or (i) language to similar effect approved by the Credit Facility Agent, or (ii) as revised to the extent necessary to properly refer to any amendment, restatement, replacement or other modification to this Agreement):

    "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the Indenture Collateral Documents and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of that certain Intercreditor Agreement, dated May 19, 2010, by and between: (i) WILMINGTON TRUST FSB, as Indenture Agent (and its successors and assigns), for the benefit of the holders from time to time of the Indenture Obligations (as defined therein) and (ii) KEYBANK NATIONAL ASSOCIATION, as Credit Facility Agent (and its successors and assigns), for the benefit of the holders from time to time of the Credit Facility Claims (as defined therein) (as may be amended, restated, modified or supplemented or replaced, from time to time in accordance therewith, the "Intercreditor Agreement"). In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to lien priority or rights and remedies in connection with the Common Collateral (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern."

          (b)   The Credit Facility Agent agrees that the Credit Agreement shall include the following language (or (i) language to similar effect approved by the Indenture Agent, or (ii) as revised to the extent necessary to properly refer to any amendment, restatement, replacement or other modification to this Agreement):

    "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Credit Facility Agent pursuant to this Agreement and the Credit Facility Collateral Documents and the exercise of any right or remedy by the Credit Facility Agent hereunder and thereunder are subject to the provisions of that certain Intercreditor Agreement, dated May 19, 2010, by and between: (i) WILMINGTON TRUST FSB, as Indenture Agent (and its successors and assigns), for the benefit of the holders from time to time of the Indenture Obligations (as defined therein) and (ii) KEYBANK NATIONAL ASSOCIATION, as Credit Facility Agent (and its successors and assigns), for the benefit of the holders from time to time of the Credit Facility Claims (as defined therein) (as may be amended, restated, modified or supplemented or replaced, from time to time in accordance therewith, the "Intercreditor Agreement"). In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to lien priority or rights and remedies in connection with the Common Collateral (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern."

In addition, the Credit Facility Agent agrees that each Credit Facility Collateral Document covering any Indenture Priority Collateral consisting of real property that is filed with any state or other local government agency shall contain such other language as agreed to by the Credit Facility Agent and the Indenture Agent to reflect the subordination of such Credit Facility Collateral Document to the Indenture Mortgage covering such Indenture Priority Collateral.

          5.4    Rights As Unsecured Creditors

          (a)   Each of the Indenture Agent and the Indenture Holders may exercise rights and remedies as an unsecured creditor against the Company or any other Grantor that has guaranteed the Indenture Obligations in accordance with the terms of the Indenture Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Indenture Agent or any Indenture Holders of the required payments of interest, premium, if any, and principal on the Indenture Obligations and related fees and expenses so long as such receipt is not the direct or indirect result of the exercise by the Indenture Agent or any Indenture Holder of rights or remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them in respect of any Credit Facility Collateral (or received or paid in respect of any Credit Facility Priority Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor, or in the event that the Company or any other Grantor is liquidating Credit Facility Priority Collateral not in the ordinary course of business and the Indenture Agent or the Indenture Holders receive the proceeds thereof (other than proceeds received from the Company as payment of regularly scheduled interest on the Notes)). In the event the Indenture Agent or any Indenture Holder becomes a judgment lien creditor in respect of Credit Facility Priority Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing Credit Facility Claims on the same basis as the other Liens securing the Indenture Obligations are so subordinated to such Credit Facility Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Credit Facility Agent or the Credit Facility Claim Holders may have with respect to the Credit Facility Priority Collateral.

          (b)   Each of the Credit Facility Agent and the Credit Facility Claim Holders may exercise rights and remedies as an unsecured creditor against the Company or any other Grantor that has guaranteed the Credit Facility Obligations in accordance with the terms of the Credit Facility Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Credit Facility Agent or any Credit Facility Claim Holders of the required payments of interest, premium, if any, and principal on the Credit Facility Claims and related fees and expenses so long as such receipt is not the direct or indirect result of the exercise by the Credit Facility Agent or any Credit Facility Claim Holder of rights or remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them in respect of any Indenture Priority Collateral (or received or paid in respect of any Indenture Priority Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor, or in the event that the Company or any other Grantor is liquidating Indenture Priority Collateral not in the ordinary course of business and the Credit Facility Agent or the Credit Facility Claim Holders receive the proceeds thereof (other than proceeds received from the Company as payment of regularly scheduled interest on the Credit Facility Claims)). In the event the Credit Facility Agent or any Credit Facility Claim Holder becomes a judgment lien creditor in respect of Indenture Priority Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing Indenture Obligations on the same basis as the other Liens securing the Credit Facility Claims are so subordinated to such Indenture Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Indenture Agent or the Indenture Holders may have with respect to the Indenture Priority Collateral.

        5.5    Agent and Bailee for Perfection and Control

          (a)   Credit Facility Pledged Collateral

              (i)  The Credit Facility Agent agrees to hold the Pledged Collateral that is part of the Credit Facility Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as agent and bailee for the Indenture Agent and any assignee solely for the purpose of perfecting the security interest (or improving the priority thereof) granted in such Pledged Collateral pursuant to the Indenture Documents, subject to the terms and conditions of this Section 5.5(a).

             (ii)  Until the Discharge of Credit Facility Claims has occurred, the Credit Facility Agent shall be entitled to deal with such Pledged Collateral in accordance with the terms of the Credit Facility Documents as if the Liens of the Indenture Agent under the Indenture Collateral Documents did not exist. The rights of the Indenture Agent shall at all times be subject to the terms of this Agreement and to the Credit Facility Agent's rights under the Credit Facility Documents.

            (iii)  Notwithstanding anything in this Agreement to the contrary, the Credit Facility Agent shall have no duty, obligation or liability whatsoever to the Indenture Agent or any Indenture Holder to assure that such Pledged Collateral is genuine or owned by any of the Grantors or to preserve any rights or benefits of the Indenture Agent or any Indenture Holder. The Credit Facility Agent agrees that, in the deposit account control agreement or agreements entered into by the Grantors with the Credit Facility Agent, the Credit Facility Agent will permit language to be inserted in such agreements that provides for "control" (as such term is defined in the UCC) by the Indenture Agent with respect to such deposit accounts only to the extent sufficient for perfection of the Lien of the Indenture Agent on such deposit accounts. With respect to such agreement or agreements, (A) the Indenture Agent will have no right to exercise such control until after the Discharge of the Credit Facility Claims, (B) in no event shall the Credit Facility Agent (or the depository bank) have any duty, obligation or liability to the Indenture Agent with respect to such deposit accounts, (C) the Credit Facility Agent (and the depository bank) shall not be required to take any direction from the Indenture Agent with respect to such deposit accounts until after the Discharge of the Credit Facility Claims, and (D) the Indenture Agent shall indemnify the Credit Facility Agent (and the depository bank) for any and all costs, expenses or any other liabilities incurred by the Credit Facility Agent (or the depository bank) with respect to such recognition of "control".

            (iv)  The Credit Facility Agent shall not have, by reason of the Indenture Collateral Documents or this Agreement (including subpart (iii) above) or any other document, a fiduciary relationship in respect of the Indenture Agent or any Indenture Holder.

             (v)  Upon the Discharge of Credit Facility Claims, the Credit Facility Agent shall deliver to the Indenture Agent or, if applicable, cause the Indenture Agent to have control of such remaining Pledged Collateral (if any) together with any necessary endorsements (or otherwise allow the Indenture Agent, if applicable, to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. Such Pledged Collateral (if any) will be delivered or control in respect thereof will be made without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting obligation for any Indenture Obligation, together with any necessary endorsements.

            (vi)  Promptly upon the execution of this Agreement by the parties hereto, the Indenture Agent will, to the extent permitted by applicable law, deliver to the Credit Facility Agent any Credit Facility Priority Collateral in the possession or under the control of, the Indenture Agent, and all proceeds of Credit Facility Priority Collateral in the possession or under the control of the Indenture Agent, whether arising out of the action taken to enforce, collect or realize upon any Credit Facility Priority Collateral or otherwise. Such Credit Facility Priority Collateral and such proceeds will be delivered without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting obligation for any Credit Facility Claim, together with any necessary endorsements.

          (b)   Indenture Pledged Collateral

              (i)  The Indenture Agent agrees to hold the Pledged Collateral that is part of the Indenture Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as agent and bailee for the Credit Facility Agent and any assignee solely for the purpose of perfecting the security interest (or improving the priority thereof) granted in such Pledged Collateral pursuant to the Credit Facility Security Documents, subject to the terms and conditions of this Section 5.5(b).

             (ii)  Until the Discharge of Indenture Obligations has occurred, the Indenture Agent shall be entitled to deal with such Pledged Collateral in accordance with the terms of the Indenture Documents as if the Liens of the Credit Facility Agent under the Credit Facility Collateral Documents did not exist. The rights of the Credit Facility Agent shall at all times be subject to the terms of this Agreement and to the Indenture Agent's rights under the Indenture Documents.

            (iii)  The Indenture Agent shall have no duty, obligation or liability whatsoever to the Credit Facility Agent or any Credit Facility Claim Holder to assure that such Pledged Collateral is genuine or owned by any of the Grantors or to preserve any rights or benefits of any Person except as expressly set forth in this Section 5.5(b). The duties or responsibilities of the Indenture Agent under this Section 5.5(b) shall be limited solely to holding such Pledged Collateral as agent and bailee for the Credit Facility Agent for purposes of perfecting the Lien (or improving the priority thereof) held by the Credit Facility Agent.

            (iv)  The Indenture Agent shall not have, by reason of the Credit Facility Collateral Documents or this Agreement or any other document, a fiduciary relationship in respect of the Credit Facility Agent or any Credit Facility Claim Holder.

             (v)  Upon the Discharge of Indenture Obligations, the Indenture Agent shall deliver to the Credit Facility Agent or, if applicable, cause the Credit Facility Agent to have control of such remaining Pledged Collateral (if any) together with any necessary endorsements (or otherwise allow the Credit Facility Agent, if applicable, to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. Such Pledged Collateral (if any) will be delivered or control in respect thereof will be made without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting obligation for any Credit Facility Claim, together with any necessary endorsements.

            (vi)  Promptly upon the execution of this Agreement by the parties hereto, the Credit Facility Agent will, to the extent permitted by applicable law, deliver to the Indenture Agent any Indenture Priority Collateral in the possession or under the control of, the Credit Facility Agent, and all proceeds of Indenture Priority Collateral in the possession or under the control of the Credit Facility Agent, whether arising out of the action taken to enforce, collect or realize upon any Indenture Priority Collateral or otherwise. Such Indenture Priority Collateral and such proceeds will be delivered without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting obligation for any Indenture Obligation, together with any necessary endorsements.

          5.6    Cooperation.

          (a)   Upon written request of the Credit Facility Agent from time to time, the Indenture Agent, at the Company's expense, shall promptly disclose to the Credit Facility Agent all information in its possession reasonably requested by the Credit Facility Agent with respect to the Indenture Priority Collateral, including the identity of the Grantors and guarantors of any Indenture Obligations and the description, location and timing of perfection of Liens purported to be created on the Indenture Priority Collateral to secure Indenture Obligations and shall promptly deliver to the Credit Facility Agent copies of the Indenture Documents and other documents relating to the Indenture Priority Collateral, such as Uniform Commercial Code Financing Statements and record copies of Indenture Collateral Documents.

          (b)   Upon written request of the Indenture Agent from time to time, the Credit Facility Agent, at the Company's expense, shall promptly disclose to the Indenture Agent all information in its possession reasonably requested by the Indenture Agent with respect to the Credit Facility Priority Collateral, including the identity of the Grantors and guarantors of any Credit Facility Obligations and the description, location and timing of perfection of Liens purported to be created on the Credit Facility Priority Collateral to secure Credit Facility Claims and shall promptly deliver to the Indenture Agent copies of the Credit Facility Documents and other documents relating to the Credit Facility Priority Collateral, such as Uniform Commercial Code Financing Statements and record copies of Credit Facility Collateral Documents.

          (c)   Neither the Credit Facility Agent, nor any Credit Facility Claim Holder, nor any of their respective officers, directors, employees, attorneys, or agents are or will be responsible for the existence, genuineness, value or protection of any Common Collateral, for the legality, enforceability, effectiveness or sufficiency of any Indenture Collateral Document, for the creation, perfection, priority, sufficiency or protection of any Lien created under any Indenture Collateral Document or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any Indenture Collateral Document or any Lien created thereunder, or for any delay in doing so. Neither the Indenture Agent, nor any Indenture Holder, nor any of their respective officers, directors, employees, attorneys, or agents are or will be responsible for the existence, genuineness, value or protection of any Common Collateral, for the legality, enforceability, effectiveness or sufficiency of any Credit Facility Collateral Document, for the creation, perfection, priority, sufficiency or protection of any Lien created under any Credit Facility Collateral Document or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any Credit Facility Collateral Document or any Lien created thereunder, or for any delay in doing so.

        SECTION 6.    Insolvency or Liquidation Proceedings

          6.1    Financing Matters

          If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Credit Facility Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law ("DIP Financing") in an aggregate principal amount, which when taken together with the aggregate principal amount of all pre-petition Credit Facility Claims (excluding any Credit Facility Cash Management Obligations and Credit Facility Hedging Obligations but including any Protective Advance Obligations) does not exceed the then permitted Maximum Credit Facility Principal Amount on such date, and, in any event, that is not to be secured by any of the Indenture Priority Collateral, then the Indenture Agent, on behalf of itself and the Indenture Holders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3 or relating to the Indenture Priority Collateral), and, to the extent the Liens securing the Credit Facility Claims are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral (other than the Indenture Priority Collateral) to such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens on the Credit Facility Priority Collateral that secures the Indenture Obligations are subordinated to the Liens thereon that secures the Credit Facility Claims under this Agreement, and agrees that notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

          6.2    Relief from the Automatic Stay

          (a)   Until the Discharge of Credit Facility Claims has occurred, the Indenture Agent, on behalf of itself and the Indenture Holders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Credit Facility Priority Collateral, without the prior written consent of the Credit Facility Agent.

          (b)   Until the Discharge of Indenture Obligations has occurred, the Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Indenture Priority Collateral, without the prior written consent of the Indenture Agent.

          6.3    Adequate Protection

          (a)   The Indenture Agent, on behalf of itself and the Indenture Holders, agrees that none of them shall contest (or support any other Person contesting): (a) any request by the Credit Facility Agent or the Credit Facility Claim Holders for adequate protection; or (b) any objection by the Credit Facility Agent or the Credit Facility Claim Holders to any motion, relief, action or proceeding based on the Credit Facility Agent or the Credit Facility Claim Holders claiming a lack of adequate protection, in each case, in respect of the Credit Facility Priority Collateral. Notwithstanding the foregoing contained in this Section 6.3(a), in any Insolvency or Liquidation Proceeding, (i) if the Credit Facility Claim Holders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then the Indenture Agent, on behalf of itself or any of the Indenture Holders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien, if any, on any assets not constituting Indenture Priority Collateral or not of the type constituting Indenture Priority Collateral shall be subordinated to the Liens securing the Credit Facility Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens on the Credit Facility Priority Collateral that secures the Indenture Obligations are so subordinated to the Liens thereon that secures the Credit Facility Claims under this Agreement, and (ii) in the event the Indenture Agent, on behalf of itself and the Indenture Holders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral that does not constitute Indenture Priority Collateral or is not of the type constituting Indenture Priority Collateral, then the Indenture Agent, on behalf of itself or any of the Indenture Holders, agrees that the Credit Facility Agent shall also be granted a senior Lien on such additional collateral as security for the Credit Facility Claims and any such DIP Financing and that any Lien on such additional collateral securing the Indenture Obligations shall be subordinated to the Liens on such collateral securing the Credit Facility Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Credit Facility Claim Holders as adequate protection on the same basis as the other Liens on the Credit Facility Priority Collateral that secures the Indenture Obligations are so subordinated to the Liens thereon that secures such Credit Facility Claims under this Agreement.

          (b)   The Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, agrees that none of them shall contest (or support any other Person contesting): (a) any request by the Indenture Agent or the Indenture Holders for adequate protection; or (b) any objection by the Indenture Agent or the Indenture Holders to any motion, relief, action or proceeding based on the Indenture Agent or the Indenture Holders claiming a lack of adequate protection, in each case, in respect of the Indenture Priority Collateral. Notwithstanding the foregoing contained in this Section 6.3(b), in any Insolvency or Liquidation Proceeding, (i) if the Indenture Holders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then the Credit Facility Agent, on behalf of itself or any of the Credit Facility Claim Holders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien, if any, on any assets not constituting Credit Facility Priority Collateral or not of the type constituting Credit Facility Priority Collateral shall be subordinated to the Liens securing the Indenture Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens on the Indenture Priority Collateral that secures the Credit Facility Claims are so subordinated to the Liens thereon that secures the Indenture Obligations under this Agreement, and (ii) in the event the Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral that does not constitute Credit Facility Priority Collateral or is not of the type constituting Credit Facility Priority Collateral, then the Credit Facility Agent, on behalf of itself or any of the Credit Facility Claim Holders, agrees that the Indenture Agent shall also be granted a senior Lien on such additional collateral as security for the Indenture Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Credit Facility Claims shall be subordinated to the Liens on such collateral securing the Indenture Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Indenture Holders as adequate protection on the same basis as the other Liens on the Indenture Priority Collateral that secures the Credit Facility Claims are so subordinated to the Liens thereon that secures such Indenture Obligations under this Agreement.

          6.4    No Waiver

          (a)   Nothing contained herein shall prohibit or in any way limit the Indenture Agent or any Indenture Holder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Credit Facility Agent or any of the Credit Facility Claim Holders with respect to the Indenture Priority Collateral, including the seeking by the Credit Facility Agent or any Credit Facility Claim Holder of adequate protection consisting of replacement Liens on the Indenture Priority Collateral (other than as allowed pursuant to Section 6.3(b) above) or the asserting by the Credit Facility Agent or any Credit Facility Claim Holder of any of its rights and remedies under the Credit Facility Documents or otherwise in respect of the Indenture Priority Collateral.

          (b)   Nothing contained herein shall prohibit or in any way limit the Credit Facility Agent or any Credit Facility Claim Holder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Indenture Agent or any of the Indenture Holders with respect to the Credit Facility Priority Collateral, including the seeking by the Indenture Agent or any Indenture Holder of adequate protection consisting of replacement Liens on the Credit Facility Priority Collateral (other than as allowed pursuant to Section 6.3(a) above) or the asserting by the Indenture Agent or any Indenture Holder of any of its rights and remedies under the Indenture Documents or otherwise in respect of the Credit Facility Priority Collateral.

          6.5    Preference Issues

          (a)   If any Credit Facility Claim Holder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount (a "Credit Facility Claim Recovery") received in respect of any Credit Facility Priority Collateral, then the Credit Facility Claims shall be reinstated to the extent of such Credit Facility Claim Recovery and the Credit Facility Claim Holders shall be entitled to receive payment in full in cash with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Credit Facility Claim Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Indenture Agent and each Indenture Holder agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise; it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

          (b)   If any Indenture Holder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount (a "Indenture Obligation Recovery") received in respect of any Indenture Priority Collateral, then the Indenture Obligations shall be reinstated to the extent of such Indenture Obligation Recovery and the Indenture Holders shall be entitled to receive payment in full in cash (including, in the case of any letter of credit, cash collateral therefor) with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Indenture Obligation Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Credit Facility Agent and each Credit Facility Claim Holder agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise; it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

          6.6    Asset Dispositions in an Insolvency or Liquidation Proceeding

          (a)   Neither the Indenture Agent nor any other Indenture Holder shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any assets of any Grantor solely consisting of any Credit Facility Priority Collateral that is supported by the Credit Facility Claim Holders, and the Indenture Agent and each other Indenture Holder will be deemed to have consented under Section 363 of Title 11 of the United States Code (and otherwise) to any sale supported by the requisite Indenture Holders (as determined in accordance with the Indenture) and to have released their Liens in such assets.

          (b)   Neither the Credit Facility Agent nor any other Credit Facility Claim Holder shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any assets of any Grantor solely consisting of any Indenture Priority Collateral that is supported by the requisite Indenture Holders (as determined in accordance with the Indenture), and the Credit Facility Agent and each other Credit Facility Claim Holder will be deemed to have consented under Section 363 of Title 11 of the United States Code (and otherwise) to any sale supported by the requisite Indenture Holders (as determined in accordance with the Indenture) and to have released their Liens in such assets.

          6.7    Separate Grants of Security and Separate Classification.

          The Indenture Holders and the Credit Facility Claim Holders acknowledge and agree that: (a) the grants of Liens pursuant to the Credit Facility Collateral Documents and the Indenture Collateral Documents constitute two separate and distinct grants of Liens; and (b) because of, among other things, their differing rights in the Common Collateral, the Indenture Obligations are fundamentally different from the Credit Facility Claims and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Credit Facility Claim Holders and Indenture Holders in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then: (i) the Indenture Holders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Credit Facility Priority Collateral (with the effect being that, to the extent that the aggregate value of the Credit Facility Priority Collateral is sufficient (for this purpose ignoring all claims held by the Indenture Holders), the Credit Facility Claim Holders shall be entitled to receive from the Credit Facility Priority Collateral or proceeds thereof, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of all interest accrued (or which would have, absent the commencement of an Insolvency or Liquidation Proceeding, accrued) after the commencement of an Insolvency or Liquidation Proceeding before any distribution is made from the Credit Facility Priority Collateral or proceeds thereof in respect of the claims held by the Indenture Holders), with the Indenture Holders hereby acknowledging and agreeing to turn over to the Credit Facility Claim Holders amounts otherwise received or receivable by them from the Credit Facility Priority Collateral or proceeds thereof to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Indenture Holders; and (ii) the Credit Facility Claim Holders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Indenture Priority Collateral (with the effect being that, to the extent that the aggregate value of the Indenture Priority Collateral is sufficient (for this purpose ignoring all claims held by the Credit Facility Claim Holders), the Indenture Holders shall be entitled to receive from the Indenture Priority Collateral or proceeds thereof, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of all interest accrued (or which would have, absent the commencement of an Insolvency or Liquidation Proceeding, accrued) after the commencement of an Insolvency or Liquidation Proceeding before any distribution is made from the Indenture Priority Collateral or proceeds thereof in respect of the claims held by the Credit Facility Claim Holders), with the Credit Facility Claim Holders hereby acknowledging and agreeing to turn over to the Indenture Holders amounts otherwise received or receivable by them from the Indenture Priority Collateral or proceeds thereof to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Credit Facility Claim Holders.

          6.8    Filing of Motions.

          (a)   Until the Discharge of Credit Facility Claims has occurred, the Indenture Agent agrees on behalf of itself and the other Indenture Holders that no Indenture Holder shall, in or in connection with any Insolvency or Liquidation Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Credit Facility Priority Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Credit Facility Agent (including the validity and enforceability thereof) or any other Credit Facility Claim Holder or the value of any claims of such parties under Section 506(a) of Title 11 of the United States Code or otherwise; provided that the Indenture Holders may file a proof of claim or a statement of interest pursuant to Section 3.1(a)(ii)(A) .

          (b)   Until the Discharge of Indenture Obligations has occurred, the Credit Facility Agent agrees on behalf of itself and the other Credit Facility Claim Holders that no Credit Facility Claim Holder shall, in or in connection with any Insolvency or Liquidation Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Indenture Priority Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Indenture Agent (including the validity and enforceability thereof) or any other Indenture Holder or the value of any claims of such parties under Section 506(a) of Title 11 of the United States Code or otherwise; provided that the Credit Facility Claim Holders may file a proof of claim or a statement of interest pursuant to Section 3.1(b)(ii)(A) .

          6.9    Other Matters.

          (a)   To the extent that the Indenture Agent or any Indenture Holder has or acquires rights under Section 363 or Section 364 of Title 11 of the United States Code with respect to any of the Credit Facility Priority Collateral, the Indenture Agent agrees, on behalf of itself and the other Indenture Holders not to assert any of such rights without the prior written consent of the Credit Facility Agent; provided that if requested by the Credit Facility Agent, the Indenture Agent shall timely exercise such rights in the manner requested by the Credit Facility Agent, including any rights to payments in respect of such rights.

          (b)   To the extent that the Credit Facility Agent or any Credit Facility Claim Holder has or acquires rights under Section 363 or Section 364 of Title 11 of the United States Code with respect to any of the Indenture Priority Collateral, the Credit Facility Agent agrees, on behalf of itself and the other Credit Facility Claim Holders not to assert any of such rights without the prior written consent of the Indenture Agent; provided that if requested by the Indenture Agent, the Credit Facility Agent shall timely exercise such rights in the manner requested by the Indenture Agent, including any rights to payments in respect of such rights.

          6.10    Effectiveness in Insolvency or Liquidation Proceedings.

          This Agreement shall be effective both before and after the commencement of an Insolvency or Liquidation Proceeding.

        SECTION 7.    Reliance; Waivers; Etc.

          7.1    Reliance

          All loans and other extensions of credit made or deemed made on and after the date hereof by the Credit Facility Claim Holders to the Company or any other Grantor shall be deemed to have been given and made in reliance upon this Agreement.

          7.2    No Warranties or Liability

          The Indenture Agent, on behalf of itself and the Indenture Holders, acknowledges and agrees that each of the Credit Facility Agent and the Credit Facility Claim Holders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Credit Facility Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon.

          The Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, acknowledges and agrees that each of the Indenture Agent and the Indenture Holders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Indenture Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon.

          The Credit Facility Claim Holders will be entitled to manage and supervise their respective loans and extensions of credit under the Credit Facility Documents as they may, in their sole discretion, deem appropriate, and the Credit Facility Claim Holders may manage their loans and extensions of credit without regard to any rights or interests that the Indenture Agent or any of the Indenture Holders have in the Credit Facility Priority Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Credit Facility Agent nor any Credit Facility Claim Holder shall have any duty to the Indenture Agent or any of the Indenture Holders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the Indenture Documents), regardless of any knowledge thereof which they may have or be charged with.

          The Indenture Holders will be entitled to manage and supervise their respective loans and extensions of credit under the Indenture Documents as they may, in their sole discretion, deem appropriate, and the Indenture Holders may manage their loans and extensions of credit without regard to any rights or interests that the Credit Facility Agent or any of the Credit Facility Claim Holders have in the Indenture Priority Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Indenture Agent nor any Indenture Holder shall have any duty to the Credit Facility Agent or any of the Credit Facility Claim Holders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the Credit Facility Documents), regardless of any knowledge thereof which they may have or be charged with.

          7.3    No Waiver of Lien Priorities

          (a)   With Respect to the Credit Facility Claim Holders

              (i)  No right of the Credit Facility Claim Holders, the Credit Facility Agent or any of them to enforce any provision of this Agreement or any Credit Facility Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any Credit Facility Claim Holder or the Credit Facility Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Credit Facility Documents or any of the Indenture Documents, regardless of any knowledge thereof which the Credit Facility Agent or the Credit Facility Claim Holders, or any of them, may have or be otherwise charged with;

             (ii)  Without in any way limiting the generality of the foregoing paragraph and subject to this Agreement, the Credit Facility Claim Holders, the Credit Facility Agent and any of them, may, at any time and from time to time, without the consent of, or notice to, the Indenture Agent or any Indenture Holder, without incurring any liabilities to the Indenture Agent or any Indenture Holder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Indenture Agent or any Indenture Holder is affected, impaired or extinguished thereby) do any one or more of the following:

              (A)  change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Credit Facility Claims or any Lien on any Credit Facility Priority Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Credit Facility Claims, without any restriction as to the amount, tenor or terms of any such increase or extension, or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Credit Facility Agent or any of the Credit Facility Claim Holders, the Credit Facility Claims or any of the Credit Facility Documents);

              (B)  sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Credit Facility Priority Collateral or any liability of the Company or any other Grantor to the Credit Facility Claim Holders or the Credit Facility Agent, or any liability incurred directly or indirectly in respect thereof;

              (C)  settle or compromise any Credit Facility Claim or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Credit Facility Claims) in any manner or order;

              (D)  enter into or amend any Credit Facility Document in order to create or acquire additional collateral for the Credit Facility Claims, to create and perfect security interests in and Liens on collateral and to increase and enhance the exercise of remedies thereunder and take actions in furtherance of the foregoing; and

              (E)  exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any Credit Facility Priority Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the Credit Facility Claim Holders or any liability incurred directly or indirectly in respect thereof.

            (iii)  The Indenture Agent, on behalf of itself and the Indenture Holders, also agrees that the Credit Facility Claim Holders and the Credit Facility Agent shall have no liability to the Indenture Agent or any Indenture Holder, and the Indenture Agent, on behalf of itself and the Indenture Holders, hereby waives any claim against any Credit Facility Claim Holder or the Credit Facility Agent, arising out of any and all actions which the Credit Facility Claim Holders or the Credit Facility Agent may take or permit or omit to take with respect to: (i) the Credit Facility Documents, (ii) the collection of the Credit Facility Claims or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Credit Facility Priority Collateral. The Indenture Agent, on behalf of itself and the Indenture Holders, agrees that the Credit Facility Claim Holders and the Credit Facility Agent have no duty to them in respect of the maintenance or preservation of the Credit Facility Priority Collateral, the Credit Facility Claims or otherwise; and

            (iv)  The Indenture Agent, on behalf of itself and the Indenture Holders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

          (b)   With Respect to the Indenture Holders

              (i)  No right of the Indenture Holders, the Indenture Agent or any of them to enforce any provision of this Agreement or any Indenture Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any Indenture Holder or the Indenture Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Indenture Documents or any of the Credit Facility Documents, regardless of any knowledge thereof which the Indenture Agent or the Indenture Holders, or any of them, may have or be otherwise charged with;

             (ii)  Without in any way limiting the generality of the foregoing paragraph and subject to this Agreement, the Indenture Holders, the Indenture Agent and any of them, may, at any time and from time to time, without the consent of, or notice to, the Credit Facility Agent or any Credit Facility Claim Holder, without incurring any liabilities to the Credit Facility Agent or any Credit Facility Claim Holder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Credit Facility Agent or any Credit Facility Claim Holder is affected, impaired or extinguished thereby) do any one or more of the following:

              (A)  change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Indenture Obligations or any Lien on any Indenture Priority Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Indenture Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension, or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Indenture Agent or any of the Indenture Holders, the Indenture Obligations or any of the Indenture Documents);

              (B)  sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Indenture Priority Collateral or any liability of the Company or any other Grantor to the Indenture Holders or the Indenture Agent, or any liability incurred directly or indirectly in respect thereof;

              (C)  settle or compromise any Indenture Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Indenture Obligations) in any manner or order;

              (D)  enter into or amend any Indenture Document in order to create or acquire additional collateral for the Indenture Obligations, to create and perfect security interests in and Liens on collateral and to increase and enhance the exercise of remedies thereunder and take actions in furtherance of the foregoing; and

              (E)  exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any Indenture Priority Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the Indenture Holders or any liability incurred directly or indirectly in respect thereof.

            (iii)  The Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, also agrees that the Indenture Holders and the Indenture Agent shall have no liability to the Credit Facility Agent or any Credit Facility Claim Holder, and the Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, hereby waives any claim against any Indenture Holder or the Indenture Agent, arising out of any and all actions which the Indenture Holders or the Indenture Agent may take or permit or omit to take with respect to: (i) the Indenture Documents, (ii) the collection of the Indenture Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Indenture Priority Collateral (but only so long as such foreclosure, sale, liquidation or other disposition is conducted in accordance with Section 3.2(a), (f), (g) and (h)). The Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, agrees that the Indenture Holders and the Indenture Agent have no duty to them in respect of the maintenance or preservation of the Indenture Priority Collateral, the Indenture Obligations or otherwise; and

            (iv)  The Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

          7.4    Obligations Unconditional

          All rights, interests, agreements and obligations of the Credit Facility Agent and the Credit Facility Claim Holders and the Indenture Agent and the Indenture Holders, respectively, hereunder shall remain in full force and effect irrespective of:

          (a)   any lack of validity or enforceability of any Credit Facility Documents or any Indenture Documents;

          (b)   any change in the time, manner or place of payment of, or in any other terms of, all or any of the Credit Facility Claims or Indenture Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Credit Facility Document or of the terms of the Indenture or any other Indenture Document;

          (c)   any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Credit Facility Claims or Indenture Obligations or any guarantee thereof;

          (d)   the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

          (e)   any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Credit Facility Claims or the Indenture Obligations, or of the Indenture Agent or any Indenture Holder in respect of this Agreement, or of the Credit Facility Agent or any Credit Facility Claim Holder in respect of this Agreement.

        SECTION 8.    Miscellaneous

          8.1    Conflicts

          In the event of any conflict between the provisions of this Agreement and the provisions of the Credit Facility Documents or the Indenture Documents, the provisions of this Agreement shall govern as to the relationship between the Credit Facility Claim Holders and the Indenture Holders.

          8.2    Continuing Nature of this Agreement; Severability

          This Agreement shall continue to be effective until the Discharge of Credit Facility Claims or the Discharge of Indenture Obligations shall have occurred. This is a continuing agreement of lien subordination and (a) the Credit Facility Claim Holders may continue, at any time and without notice to the Indenture Agent or any Indenture Holder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Credit Facility Claims on reliance hereof and (b) the Indenture Holders may continue, at any time and without notice to the Credit Facility Agent or any Credit Facility Claim Holder, to extend credit and other financial accommodations to or for the benefit of the Company or any other Grantor constituting Indenture Obligations (including by means of purchasing any Notes issued by the Company) on reliance hereof. Each of the Indenture Agent, on behalf of itself and the Indenture Holders, and the Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.3    Amendments; Waivers

          No amendment, modification or waiver of any of the provisions of this Agreement by the Indenture Agent or the Credit Facility Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement.

          8.4    Information Concerning Financial Condition of the Company and the Other Grantors

          (a)   The Credit Facility Agent and the Credit Facility Claim Holders, on the one hand, and the Indenture Agent and the Indenture Holders, on the other hand, shall not be responsible for keeping any other Person informed of (i) the financial condition of the Company and the other Grantors and all endorsers and/or guarantors of the Indenture Obligations or the Credit Facility Claims and (ii) all other circumstances bearing upon the risk of nonpayment of the Indenture Obligations or the Credit Facility Claims.

          (b)   Subject to Section 5.6(b), the Credit Facility Agent and the Credit Facility Claim Holders shall have no duty to advise the Indenture Agent or any Indenture Holder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Credit Facility Agent or any of the Credit Facility Claim Holders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Indenture Agent or any Indenture Holder, it or they shall be under no obligation: (i) to make, and the Credit Facility Agent and the Credit Facility Claim Holders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

          (c)   Subject to Section 5.6(a), the Indenture Agent and the Indenture Holders shall have no duty to advise any Credit Facility Agent or any Credit Facility Claim Holder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Indenture Agent or any of the Indenture Holders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any Credit Facility Agent or any Credit Facility Claim Holder, it or they shall be under no obligation: (i) to make, and the Indenture Agent and the Indenture Holders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

          8.5    Subrogation

          (a)   The Indenture Agent, on behalf of itself and the Indenture Holders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Credit Facility Claims has occurred.

          (b)   The Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Indenture Obligations has occurred.

          8.6    Consent to Jurisdiction; Waivers

          The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.7 below for such party. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

          8.7    Notices

          All notices to the Indenture Holders and the Credit Facility Claim Holders permitted or required under this Agreement may be sent to the Indenture Agent and the Credit Facility Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent via facsimile, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail, one Business Day after mailing if sent by overnight courier, or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). All notices hereunder shall not be effective until received. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

          8.8    Further Assurances

          (a)   The Indenture Agent, on behalf of itself and the Indenture Holders, agrees that each of them, at the Company's expense, shall take such further action and shall execute and deliver to the Credit Facility Agent and the Credit Facility Claim Holders such additional documents and instruments (in recordable form, if requested) as the Credit Facility Agent or the Credit Facility Claim Holders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

          (b)   The Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, agrees that each of them, at the Company's expense, shall take such further action and shall execute and deliver to the Indenture Agent and the Indenture Holders such additional documents and instruments (in recordable form, if requested) as the Indenture Agent or the Indenture Holders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

          8.9    Governing Law

          This Agreement has been delivered and accepted at and shall be deemed to have been made in New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

          8.10    Binding on Successors and Assigns

          (a)   This Agreement shall be binding upon the Credit Facility Agent, the Credit Facility Claim Holders, the Indenture Agent, the Indenture Holders, the Company, the other Grantors and their respective successors and permitted assigns.

          (b)   This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of Credit Facility Claims and Indenture Obligations. No other Person, including the Company or any other Grantor, the Company or any other Grantor as debtor-in-possession or any trustee in an Insolvency or Liquidation Proceeding, shall have or be entitled to assert rights or benefits hereunder.

          8.11    Specific Performance

          (a)   Each of the Credit Facility Agent and the Indenture Agent may demand specific performance of this Agreement.

          (b)   The Indenture Agent, on behalf of itself and the Indenture Holders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Credit Facility Agent.

          (c)   The Credit Facility Agent, on behalf of itself and the Credit Facility Claim Holders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Indenture Agent.

          8.12    Counterparts

          This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

          8.13    Authorization

          By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

          8.14    Effectiveness

          This Agreement shall become effective when executed and delivered by the parties hereto.

          8.15    Indenture Holders' Purchase Option

          Upon the occurrence and during the continuance of (a) the acceleration prior to maturity of all or any portion of the Indebtedness then outstanding under the Credit Agreement, (b) the exercise of any remedy with respect to Liens on the Common Collateral by the Credit Facility Agent, (c) a default in any scheduled payment of principal, premium, if any, interest or fees under the Indenture or the Credit Agreement that remains uncured or unwaived for a period of 30 days in the aggregate, or (d) the commencement of an Insolvency or Liquidation Proceeding, the Noteholders may, at their sole expense and effort, upon notice from the Indenture Agent at the direction of such Noteholders to the Company and the Credit Facility Agent, irrevocably require the Credit Facility Claim Holders to transfer and assign to the Noteholders, without warranty or representation or recourse (other than the representation or warranty that such Credit Facility Claims are being transferred without any Lien created by the Credit Facility Claim Holders), all (but not less than all) of the Credit Facility Claims and all rights of the Credit Facility Claim Holders under the Credit Facility Documents with respect to the Credit Facility Claims; provided that (x) the Credit Facility Agent and the Credit Facility Claim Holders shall retain all rights to be indemnified or to be held harmless by the Grantors in accordance with the terms of the Credit Facility Documents, (y) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, and (z) the Noteholders shall have paid to the Credit Facility Agent, for the account of the Credit Facility Claim Holders, in immediately available funds, an amount equal to 100% of the principal of such Indebtedness (including Credit Facility Hedging Obligations, Protective Advance Obligations and Credit Facility Cash Management Obligations) plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (including, without limitation, reasonable attorney's fees and costs) including any breakage costs and expenses (other than any other fees that become due as a result of the prepayment of the loans and other advances under, or early termination of, the Credit Agreement (such fees are referred to hereinafter as "Termination Fees")) plus all the other Credit Facility Claims then outstanding (which shall include, with respect to the aggregate face amount of the letters of credit outstanding under the Credit Agreement, an amount in cash equal to 105% thereof). In order to effectuate the foregoing, the Credit Facility Agent shall provide an estimated calculation, upon the written request of the Noteholders submitted through the Indenture Agent from time to time (but in no event more than twice in any calendar month), the amount in cash that would be necessary to so purchase the Credit Facility Claims. If the right set forth in this

  Section 8.16 is exercised: (1) the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the notice set forth in the first sentence of this Section 8.15, (2) such purchase of the Credit Facility Claims shall be exercised pursuant to documentation mutually acceptable to each of the Credit Facility Agent and the Noteholders purchasing such claims, and (3) such Credit Facility Claims shall be purchased pro rata among the Noteholders giving notice to the Indenture Agent of their intent to exercise the purchase option hereunder according to such Noteholders' portion of the Indenture Obligations outstanding on the date of purchase pursuant to this Section 8.15. Notwithstanding anything to the contrary herein, if, at any time following the consummation of such transfer and assignment and the occurrence of the Discharge of Credit Facility Claims and the Discharge of Indenture Obligations (other than the payment of any fees that become due as a result of the prepayment or termination of the Indenture Obligations), the Noteholders recover any Termination Fees prior to the first anniversary of the date of such transfer and assignment is consummated, they shall turn over such fees to Credit Facility Claim Holders in the form and to the extent received. In the event that any one or more of the Noteholders exercises the purchase option set forth in this Section 8.15: (A) the Credit Facility Agent shall have the right, but not the obligation, to immediately resign under the Credit Facility Documents upon the closing of such purchase, (B) the purchasing Noteholders shall have the right, but not the obligation, to require the Credit Facility Agent to immediately resign under the Credit Facility Documents upon the closing of such purchase, and (C) the Credit Facility Agent shall take such action with respect to the Common Collateral in an Insolvency or Liquidation Proceeding as may be reasonably requested in good faith and in writing by the Indenture Agent (at the direction and on behalf of the purchasing Noteholders) until the closing of such purchase (but in no event later than ten (10)Business Days after the delivery of notice set forth in the first sentence of this Section 8.15); provided, however, (I) if the Credit Facility Agent so requests, it shall first be indemnified to its reasonable satisfaction from the purchasing Noteholders against any and all liability, loss and expense that may be incurred by it by reason of taking or continuing to take, or refraining from taking, any such action, (II) the Credit Facility Agent shall not be required to take any action that, in the determination of the Credit Facility Agent, is not permitted under the Credit Facility Documents or applicable law or will result in liability to the Credit Facility Agent or any of the Credit Facility Claim Holders, (III) unless and until the Credit Facility Agent has received any such written request or indemnification, the Credit Facility Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Insolvency or Liquidation Proceeding as it shall deem advisable or as the Credit Facility Claim Holders shall so direct, and (IV) the Credit Facility Agent shall have the right, but not the obligation, to appoint any purchasing Noteholder, as its agent for the purposes of taking any action requested by the Indenture Agent pursuant to this clause (C).

          8.16    Credit Facility Agent and Indenture Agent

          It is understood and agreed that (a) Keybank National Association is entering into this Agreement in its capacity as Credit Facility Agent and the provisions of Article X of the Credit Agreement applicable to it as the "Agent" thereunder shall also apply to it as Credit Facility Agent hereunder, and (b) Wilmington Trust FSB is entering in this Agreement in its capacity as "Trustee" (including its capacity as "Collateral Agent" under the Indenture and the other Indenture Documents) and the provisions of Articles Seven and Twelve of the Indenture applicable to the "Trustee" thereunder shall also apply to the Indenture Agent hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CREDIT FACILITY AGENT:
KEYBANK NATIONAL ASSOCIATION, as Credit Facility Agent
By:	/s/ John P. Dunn
Name:	John P. Dunn
Title:	Vice President
Address:	127 Public Square Cleveland, Ohio 44114
Attention:	Asset Based Lending
INDENTURE AGENT:
WILMINGTON TRUST FSB, as Indenture Agent
By:	/s/ Jane Schweiger
Name:	Jane Schweiger
Title:	Vice President
Address:	Wilmington Trust FSB CCS-Corporate Capital Markets 50 South Sixth Street Suite 1290 Minneapolis, MN 55402-1544
Attention:	Kratos Defense & Security Solutions Administrator

S-40

 ACKNOWLEDGMENT

        Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Intercreditor Agreement and acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

        Each of the undersigned acknowledges and agrees that: (i) although it may sign this Acknowledgment to the Intercreditor Agreement, it is not a party thereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of this Acknowledgment to the Intercreditor Agreement and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Credit Facility Agent and the Indenture Agent to effectuate the provisions and purposes of the Intercreditor Agreement.

        Each of the undersigned hereby expressly authorizes the Credit Facility Agent and the Indenture Agent to provide information to each other from time to time as set forth in this Agreement with respect to the Company, any Grantor, the Credit Facility Claims and the Indenture Obligations.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
AI METRIX, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
DEFENSE SYSTEMS, INCORPORATED
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
DIGITAL FUSION SOLUTIONS, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
DIGITAL FUSION, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer

DTI ASSOCIATES, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
HAVERSTICK CONSULTING, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
HAVERSTICK GOVERNMENT SOLUTIONS, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
HGS HOLDINGS, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
JMA ASSOCIATES, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
KRATOS COMMERCIAL SOLUTIONS, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
KRATOS GOVERNMENT SOLUTIONS, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer

KRATOS MID-ATLANTIC, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
KRATOS SOUTHEAST, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
KRATOS SOUTHWEST, L.P.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer of Kratos Texas, Inc. General Partner of Kratos Southwest, LP
KRATOS TEXAS, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
MADISON RESEARCH CORPORATION
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
POLEXIS, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
REALITY BASED IT SERVICES, LTD.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer

ROCKET SUPPORT SERVICES, LLC
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer of HGS Holdings, Inc., Managing Member of Rocket Support Services, LLC
SHADOW I, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
SHADOW II, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
SHADOW III, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
SUMMIT RESEARCH CORPORATION
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
SYS
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
WFI NMC CORP.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer

CHARLESTON MARINE CONTAINERS INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
DALLASTOWN REALTY I, LLC
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer of Gichner Holdings, Inc., Member and Manager of Dallastown Realty I, LLC
DALLASTOWN REALTY II, LLC
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer of Dallastown Realty I, LLC, Member and Manager of Dallastown Realty II, LLC
GICHNER HOLDINGS, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
GICHNER SYSTEMS GROUP, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer
GICHNER SYSTEMS INTERNATIONAL, INC.
By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President & Chief Financial Officer

QuickLinks

  Exhibit 10.3
INTERCREDITOR AGREEMENT
ACKNOWLEDGMENT